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                CONSENT OF GOMBERG, FREDRIKSON & ASSOCIATES

  Gomberg, Fredrikson & Associates hereby consents to the references to it in the Prospectus of Beringer Wine Estates Holdings, Inc. constituting part of the Registration Statement.

                                          Gomberg, Fredrikson & Associates

                                              /s/ Jon A. Fredrikson
                                          -------------------------------------

                                                 Jon A. Fredrikson

October 13, 1997